EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is dated as of October 10, 2008 (the "Effective Date"), by and between Dynamics Applications Corp. (the "Company"), and Asher Zwebner (the "Executive").

WHEREAS, the Executive will be appointed by the Company as Chief Financial Officer as of November 1, 2008 (the "Effective Date"); and

WHEREAS, in recognition of the Executive's performance and abilities, the Company desires to assure itself of, and to provide for the employment of Executive on the terms and conditions set forth herein; all effective as of the Effective Date; and

WHEREAS, the Executive agrees to be employed by the Company and to perform services for the Company in accordance with the terms and conditions provided herein; all effective as of the Effective Date.

NOW THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment, according to the terms and conditions set forth in this Agreement.

2. Position and Duties. During the Term (as defined in Section 3 herein), the Executive agrees to serve as Chief Financial Officer of the Company and to perform operational and financial management of the Company and such other reasonable duties, consistent with his position, as may be assigned to him from time to time by the Board of Directors (the "Board") or Chief Executive Officer (the "CEO") of the Company. The Executive shall report to the Board or the CEO, and shall be given such authority as is appropriate to carry out the duties described herein. The Executive shall devote as much time as necessary to the performance of his duties hereunder.

3. Term of Agreement. Subject to the provisions of Section 6 of this Agreement, Executive shall be employed by the Company for a period commencing on the Effective Date and ending on October 31, 2009 (the "Term") unless terminated earlier on the terms and subject to the conditions set forth in this Agreement.

4. Compensation. The Executive shall be paid ("Base Salary") Two Thousand Dollars 00/100 ($2,000) per month during the Term. Each payment shall be made to the Executive promptly upon receipt of an invoice.

Notwithstanding anything contained herein to the contrary, if this Agreement is

terminated for any reason by either party prior to the Term, the Executive shall nevertheless be entitled to the Base Salary as if the Agreement expired at the Term. For example, if the Executive resigns or the Company terminates his services on January 1, 2009, the Executive shall be entitled to a lump sum payment of $20,000 upon such termination.

5. Expenses. The Executive is entitled to receive prompt reimbursement for all normal and reasonable expenses incurred while performing services under this Agreement, including all reasonable travel expenses. Reimbursement for these expenses will be made as soon as administratively feasible after the date the Executive submits appropriate evidence of the expenditure.

6. **Termination of Employment**. At any time and with or without any reason, either the Company or the Executive can terminate this Agreement, provided that the party terminating employment provides the other party no less than 30 days' prior written notice and all accrued and unpaid Base Salary shall be paid to the date of termination. Following termination of the Executive's employment, the Executive shall reasonably cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees of the Company. The Executive shall also reasonably cooperate in the defense of any action brought by any third party against the Company that relates in any way to the Executive's acts or omissions while employed by the Company, provided that any such cooperation shall be at the reasonable expense of the Company and at a rate of remuneration to be mutually agreed upon by the parties.

7. Company Policies.

a. Executive understands that the provisions of any employee handbooks, personnel manuals and any and all other written statements of or regarding personnel policies, practices or procedures that are or may be issued by the Company or any official or department thereof from time to time (the "Company Policies") do not and shall not constitute a contract of employment and do not and shall not create any vested rights; that any such provisions may be changed, revised, modified, suspended, canceled, or eliminated by the Company at any time, in its sole discretion, with or without notice; and that such provisions constitute guidelines only and may be disregarded either in individual or company-wide situations when, in the sole opinion and judgment of the Company, circumstances so require.

b. Executive shall comply with all applicable Company Policies, which may be in effect from time to time during the term of this Agreement. Notwithstanding the foregoing, in the event of a conflict between any such Company Policies and the terms of this Agreement, the terms of this Agreement shall govern. If a provision in any policy conflicts with this Agreement, the terms of this Agreement shall prevail.

8. Non-Solicitation; Confidentiality.

a. Non-Solicitation. During the Term and for the period of one year (1) year thereafter, the Executive agrees that he will not, directly or indirectly, (i) solicit, divert or recruit or encourage any of the employees of the Company, or any person who was an employee of the Company during the Term, to leave the employ of the Company or terminate or alter their contractual relationship in a way that is adverse to the Company's interests, (ii) solicit or divert business from the Company, or assist any person or entity in doing so or attempting to do so or (iii) cause or seek to cause any person or entity to refrain from dealing or doing business with the Company or assist any person or entity in doing so or attempting to do so.

b. Confidential and Proprietary Information.

(1) The Executive will not disclose or use, at any time either during or after the term of this Agreement, except at the request of the Company or an affiliate of the Company, any Confidential and Proprietary Information (as herein defined) except to the extent disclosure is or may be required by a statute, by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order him to divulge, disclose or make accessible such information, provided, however, that the Executive shall give the Company notice of any such request or demand for such information upon his receipt of same and the Executive shall reasonably cooperate with the Company in any application the Company may make seeking a protective order barring disclosure by the Executive. The Executive acknowledges that the Confidential and Proprietary Information constitutes a unique and valuable asset of the Company and each affiliate of the Company, and that any disclosure or other use of the Confidential and Proprietary Information other than for the sole benefit of the Company or the affiliates of the Company could cause irreparable harm to the Company or the affiliates of the Company, as the case may be. "Confidential and Proprietary Information" shall mean all of the Company's (or any affiliate's) proprietary information, technical data, trade secrets, and know-how, including, without limitation, schematics, research, product plans, customer lists, information and plans about costs, profits, markets and sales, software, developments, development tools, inventions, discoveries, processes, ideas, formulas, algorithms, technology, designs, drawings, business strategies and financial data and information, including but not limited to Creations, whether or not marked as "Confidential" or "Proprietary." "Confidential or Proprietary Information" shall also mean any and all information received by the Company (or any affiliate) from customers of the Company (or an affiliate) or other third parties subject to a duty to be kept confidential.

(2) The Executive hereby acknowledges and agrees that all personal property, including, without limitation, Confidential and Proprietary Information, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and equipment furnished to or prepared by the Executive in the course of or incident to his employment, including, without limitation, records and any other materials pertaining to Creations, belong to the Company. Immediately following the termination of this Agreement, the Executive shall promptly return to the Company all such materials, and certify to the Company in writing that he has not retained any written or other

tangible or electronic material containing any Confidential and Proprietary Information or other information pertaining to the Company or any Creation.

(3) The Executive agrees that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former company or other person or entity and that the Executive will not bring onto the premises of the Company any unpublished document or proprietary information that belongs to any such company, person or entity unless consented to in writing by such previous company, person or entity.

c. Remedies. The Executive agrees and acknowledges that the foregoing restrictions and the duration and the territorial scope thereof as set forth in this Section 8 are under all of the circumstances reasonable and necessary for the protection of the Company and its business. In the event that the Executive shall breach or threat to breach any of the provisions of Section 7 or 8, in addition to and without limiting or waiving any other remedies available to the Company, at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provision of this Agreement.

9. Notices. For the purposes of this Agreement, notices, demands, and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, or by an overnight courier, in each case addressed as follows:

If to the Company:	If to the Executive:
Dynamics Application Corp. c/o Eyal Rosenberg 46 Techelet Street Modiin, Israel 71700	Asher Zwebner __________ __________ __________

10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. Except as otherwise specifically provided herein, the rights of, and benefits payable to, Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, the Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company. This Agreement shall be construed together to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party

by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement.

11. Succession. The provisions of this Agreement shall be binding upon any successor entity to the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires or controls all or substantially all of the assets or business of the Company. The Company agrees that it will cause any successor entity to the Company unconditionally to assume, by written instrument delivered to the Executive (or his beneficiary or estate), all of the obligations of the Company hereunder.

12. Invalidity or Unenforceability. If any term or provision of this Agreement is held to be invalid or unenforceable, for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof, and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

13. Arbitration. Except as otherwise expressly provided herein, any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in New York, New York, before one arbitrator in accordance with rules then in effect of the American Arbitration Association. The non-prevailing party will pay the legal expenses of the prevailing party.

14. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and shall be binding and effective immediately upon the execution by all parties of one or more counterparts.

16. Construction and Joint Preparation. This Agreement shall be construed together to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement. The headings contained in this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.



17. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written.

COMPANY:

DYNAMICS APPLICATION CORP.

By: DYNAMIC APPLICATIONS CORP.
Name:
Title:

EXECUTIVE:

Asher Zwebner

David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
(516) 887-8200
Fax: (516) 887-8250
david@dlubinassociates.com

October 27 2008

Dynamic Applications Corp

Re: Engagement Letter

Gentlemen:

First, we want to thank you for retaining this firm in representing you as a public company. This letter shall confirm the terms upon which you have engaged us in connection with such transaction, any necessary filings with the Securities and Exchange Commission with respect thereof, as well as any other matters specifically requested.

Our hourly rates for lawyers are scaled according to their levels of experience and expertise. My current billing rate is $365 per hour and between $200-$275 for associates, depending on their respective level of expertise and experience. You will be responsible for all disbursements we incur on your behalf. Typically, those disbursements include filing fees, service fees, large photocopying, long distance telephone calls, facsimile transmissions and copier expenses.

At any time, we shall have the right to withdraw from this representation and in such situation we may cease any pending work until satisfactory arrangements have been made. Of course, you have the right to terminate our services at any time. In either case, such termination or withdrawal shall not relieve you of your obligation to pay any fees and expenses incurred through the date thereof.

In the event of a fee dispute, you may have the right to seek arbitration; we will provide you with the necessary information regarding arbitration in the event of a fee dispute, or upon your request.

Please confirm that the foregoing is a correct statement of our agreement by signing and returning a copy of this letter.

We are pleased to have the opportunity to represent you, and look forward to working with you for many years to come.

Very truly yours,

David Lubin

AGREED AND ACCEPTED:

Dynamic Applications Corp

DYNAMIC APPLICATIONS CORP.

Wire Transfer Instructions

Bank of America
ABA: 026009593
Account: 004834707588
Account name: David Lubin & Associates, PLLC

WRITTEN CONSENT OF
THE DIRECTORS
OF
DYNAMICS APPLICATIONS CORP.

The undersigned, being all of the directors of Dynamics Applications Corp. (the "Corporation"), a Delaware corporation, without the formality of convening a meeting, do hereby consent in writing to the adoption of the following resolutions with the same effect as if such actions were taken pursuant to resolutions presented to and adopted by the Board of Directors (the "Board") at a duly constituted meeting thereof, and hereby direct that this consent shall be filed by the Secretary of the Corporation with the minutes of the meetings of the Board.

WHEREAS, the Board has determined that it is in the best interests of the Corporation to raise up to $180,000 in capital pursuant to a private placement held under Regulation S promulgated under the Securities Act of 1933, as amended (the "Act") by offering for sale up to 18,000,000 shares of the Corporation's common stock at a purchase price equal to $0.01 per share;

NOW, THEREFORE, BE IT

RESOLVED, that the Corporation shall offer for sale up to 18,000,000 shares of the Corporation's common stock at a purchase price equal to $0.01per share pursuant to a private placement held under Regulation S promulgated under the Act, and that such placement be, and it hereby is, approved and authorized in all respects; and be it further

RESOLVED, that the form, terms, and provisions of the Regulation S Subscription Agreement attached hereto as Exhibit A (the "Subscription Agreement"), is hereby approved, adopted and consented to in all respects; and the officers of the Corporation be, and each of them hereby is, authorized, empowered, and directed, in the name and on behalf of the Corporation, to execute and deliver the Subscription Agreement to purchasers of shares in the private placement authorized herein and take all actions necessary to implement the terms and provisions of the Subscription Agreement; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take any and all action which they may deem necessary or advisable so that the offering and sale of the shares of common stock in the above private placement is exempt from registration under the securities laws of the United States of America, the States of the United States of America, and all other applicable jurisdictions, and in connection therewith to prepare, execute, acknowledge, verify, deliver, file, and publish any applications, reports, consents to service of process, appointments of attorneys to receive service of process, and other papers, memorandums, certificates, letters, instruments, and any other documents which may be required, and to take any and all further action which

may be deemed necessary or advisable in order to maintain any such exemption or qualification; and be it further

RESOLVED, that the officers of the Corporation shall cause the issuance of the shares of common stock sold pursuant to a Subscription Agreement upon the closing of each Subscription Agreement, said shares to be delivered to the purchasers thereof in exchange for payment as provided in the Subscription Agreement, and that the shares of common stock, upon issuance and payment therefore, shall be validly issued, fully paid, and non-assessable; and be it further

RESOLVED, that the Corporation employ Mr. Asher Zwebner as its Chief Financial Officer on the terms and conditions provided in the agreement attached hereto as Exhibit B, and that the Agreement is hereby ratified and approved by the Board and that Asher Zwebner be appointed as the Chief Financial Officer of the Corporation as of November 1, 2008; and be it further

RESOLVED, that any and all actions heretofore or hereafter taken by the officers or the directors of the Corporation within the terms of any of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Corporation; and be it further

RESOLVED, that each of the officers and the directors of the Corporation is hereby authorized and directed to execute and deliver any and all documents and to take such other action as he or she deems necessary, advisable, or appropriate to carry out the purposes and intent, but within the limitations, of the foregoing resolutions.

The signing of this consent by the undersigned shall constitute full ratification of the action taken set forth in the foregoing resolution.

Dated as of October 27 2008

DYNAMIC APPLICATIONS CORP.

Eyal Rosenberg

Eliezer Broideh